As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIFEMD, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0238453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

236 Fifth Avenue, Suite 400

New York, NY 10001

(866) 351-5907

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin Schreiber

236 Fifth Avenue, Suite 400

New York, NY 10001

(866) 351-5907

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cam Hoang, Esq.

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

(612) 492-6109

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 31, 2024

PROSPECTUS

LIFEMD, INC.

1,284,892 Shares of Common Stock

This prospectus relates to the resale (the “Offering”), from time to time, of up to 1,284,892 shares (the “Shares”) of our common stock, par value $0.01 per share (“Common Stock”), held by the Selling Stockholders identified in this prospectus under “Selling Stockholders”. 1,224,425 of the Shares were purchased from us pursuant to the Medifast Private Placement (as defined herein), and 60,467 of the Shares were granted in connection with compensation arrangements.

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of the Shares by the Selling Stockholders under this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “LFMD”. On May 30, 2024, the last reported sale price of our Common Stock on the Nasdaq Global Market was $8.50 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Stockholders are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “LifeMD,” “we,” “our,” “us” and the “Company” in this prospectus, we mean LifeMD, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	changes in the market acceptance of our products;
●	the impact of competitive products and pricing;
●	our ability to successfully commercialize our products on a large enough scale to generate profitable operations;
●	our ability to maintain and develop relationships with customers and suppliers;
●	our ability to respond to new technological developments quickly and effectively, including applications and risks of artificial intelligence (“AI”);
●	our ability to prevent, detect and remediate cybersecurity incidents;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;
●	our ability to successfully acquire, develop or commercialize new products and equipment;
●	our ability to collaborate successfully with other businesses and to integrate acquired businesses or new brands;
●	supply chain constraints or difficulties;
●	current and potential material weaknesses in our internal control over financial reporting;
●	our need to raise additional funds in the future;
●	our ability to successfully recruit and retain qualified personnel;
●	the impact of industry regulation, including regulation of privacy and digital healthcare;
●	general economic and business conditions, including inflation, slower growth or recession;
●	changes in political or regulatory conditions in the markets in which we operate; and
●	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

You should read this prospectus, the documents that incorporated by reference herein, and the documents we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 3, the financial statements and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read this prospectus, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Overview

LifeMD, Inc. a direct-to-patient telehealth company providing a high-quality, cost-effective, and convenient way to access comprehensive, virtual and in-home healthcare. We believe the traditional model of visiting a doctor’s office, traveling to a retail pharmacy, and returning for follow up care or prescription refills is complex, inefficient, and costly, and discourages many individuals from seeking much needed medical care. LifeMD is improving the delivery of healthcare experience through telehealth with our proprietary technology platform, affiliated and dedicated provider network, broad and expanding treatment capabilities, and unique ability to nurture patient relationships.

The LifeMD telehealth platform integrates best-in-class capabilities including a 50-state medical group, a nationwide pharmacy network, nationwide laboratory and diagnostic testing capabilities, a fully integrated electronic medical records (“EMR”) system and an internal patient care and service call center. These capabilities are integrated by an industry-leading, proprietary telehealth technology that supports a broad range of primary care, chronic disease and lifestyle healthcare needs. Currently, LifeMD treats over 215,000 active patient subscribers across a range of their medical needs including primary care, men’s sexual health, weight management, sleep, hair loss and hormonal therapy by providing telehealth clinical services and prescription and over-the-counter (“OTC”) treatments, as medically appropriate. Our virtual primary care services are primarily offered on a subscription basis. Since inception, we have helped approximately 854,000 customers and patients by providing them greater access to high-quality, convenient, and affordable care.

Our mission is to empower people to live healthier lives by increasing access to high-quality and affordable virtual and in-home healthcare. We believe our success has been, and will continue to be, attributable to an amazing patient experience, made possible by attracting and retaining the highest-quality providers in the country, and our proprietary end-to-end technology platform. As we continue to pursue long-term growth, we plan to continue to introduce new telehealth product and service offerings that complement our already expansive treatment areas. During April 2023, we launched a highly successful and differentiated GLP-1 Weight Management offering driven by our existing primary care capabilities that already had more than 22,000 patient subscribers as of December 31, 2023. Patients receive a range of weight loss services including prescriptions for GLP-1 medications, as medically appropriate, lab work services, general primary care and holistic healthcare and coaching. The GLP-1 medically supported weight loss market is rapidly growing and is projected to increase from over $13 billion to over $100 billion by 2030, according to J.P. Morgan Research.

Our telehealth revenue increased 53% for the three months ended March 31, 2024 as compared to the three months ended March 31, 2023. Total revenue from recurring subscriptions is approximately 97%. In addition to our telehealth business, we own 73.32% of WorkSimpli, which operates PDFSimpli, a rapidly growing software as a service platform for converting, signing, editing, and sharing PDF documents. This business experienced 3% year-over-year revenue growth, with recurring revenue of 100%, due to a combination of higher demand, increased market awareness, enhanced digital capabilities, continued marketing campaign expansion and the addition of the ResumeBuild brand in the first quarter of 2022.

The mailing address of our principal executive office is located at 236 Fifth Avenue, Suite 400, New York, New York 10001, and can be reached by telephone at (866) 351-5907.

Securities Offered

The Selling Stockholders may offer from to time to time up to an aggregate of 1,284,892 shares of Common Stock.

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THE OFFERING

Issuer	LifeMD, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	1,284,892 Shares

Use of proceeds	We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders under this prospectus. All proceeds from the sale of shares of our common stock offered by this prospectus will be for the account of the Selling Stockholders.

Market for Common Stock	Our common stock is listed on the Nasdaq Global Market under the symbol “LFMD.”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 3 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

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RISK FACTORS

Our business, financial condition, results of operations, and cash flows may be impacted by a number of factors, many of which are beyond our control, including those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, the occurrence of any one of which could have a material adverse effect on our actual results. There have been no material changes to the Risk Factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.

USE OF PROCEEDS

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of the Shares by the Selling Stockholders under this prospectus. All proceeds from the sale of Shares offered by this prospectus will be for the account of the Selling Stockholders. The Selling Stockholders will bear all brokerage commissions and similar expenses attributable to the sale of the Shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such Shares.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the Shares by the Selling Stockholders. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders.

The table below sets forth, as of May 23, 2024 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this prospectus; (ii) the number of shares of Common Stock owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of Shares that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, New York 10001.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

Selling Stockholder	Shares of Common Stock Owned Before Offering(1)	Shares Offered Hereby	Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering(2)
Jason Pharmaceuticals, Inc.(3)	1,224,425	1,224,425	-	-
Strawn Pickens LLP (4)	60,000	60,000	-	-
John R. Strawn, Jr.	453,347	467	452,880	1.1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
(2)	Percentages are calculated based on an aggregate of 41,561,532 shares of Common Stock outstanding as of May 23, 2024. As applicable, such percentages have been further adjusted to account for outstanding convertible securities of such Selling Stockholder.
(3)	The address of Jason Pharmaceuticals, Inc. is 100 International Drive, 18th Floor, Baltimore, Maryland 21202.
(4)	The address of Strawn Pickens LLP is 711 Louisiana Street, Houston, Texas 77002.

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Material Relationships with the Selling Stockholders

Jason Pharmaceuticals, Inc.

On December 11, 2023, the Company entered into a collaboration with Medifast, Inc. through and with certain of its wholly-owned subsidiaries (“Medifast”). Medifast will utilize the Company’s virtual care technology platform to provide its clients access to a clinically supported weight management program, including GLP-1 medications, which are a class of medications that mainly help manage blood sugar (glucose) levels in people with Type 2 diabetes but can also treat obesity. Pursuant to certain agreements between the parties, Medifast has agreed to pay to the Company the amount of $10 million to support the collaboration, funding enhancements to the Company platform, operations and supporting infrastructure, of which $5 million was paid at the closing on December 12, 2023, $2.5 million was paid on March 18, 2024, and the remaining $2.5 million is to be paid by June 30, 2024 (or earlier upon the Company’s achievement of certain program milestones) (the “Medifast Collaboration”).

In connection with the Medifast Collaboration, the Company entered into a stock purchase agreement and registration rights agreement (the “Registration Rights Agreement”) with Medifast’s wholly-owned subsidiary, Jason Pharmaceuticals, Inc., whereby the Company issued 1,224,425 shares of its common stock in a private placement (the “Medifast Private Placement”) at a purchase price of $8.1671 per share, for aggregate proceeds of approximately $10 million. The Company granted Jason Pharmaceuticals, Inc. the right, for a period contemporaneous with the ongoing collaboration, to appoint one non-voting observer to the Board of Directors of the Company, entitled to attend Board meetings. We are filing the registration statement of which this prospectus forms a part pursuant to the Registration Rights Agreement.

John R. Strawn, Jr.

John R. Strawn, Jr. is a director of the Company. On October 30, 2012, the Company issued 467 shares to Cruse Scott Henderson & Allen LLP in consideration for legal services, and these shares were subsequently transferred to Mr. Strawn, as a former partner of Cruse Scott Henderson & Allen LLP. On January 9, 2018, the Company issued 60,000 shares to the law firm of Strawn Pickens LLP in consideration for legal services. Mr. Strawn is a founding partner of Strawn Pickens LLP. These shares are adjusted for the 1:5 reverse split effective October 14, 2020.

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PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Shares on the principal trading market for the Shares or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of our Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, certain Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. Certain Selling Stockholders may also sell the Common Stock short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. Certain Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the date that all the Shares (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement us to be in compliance with the current public information requirement under Rule 144, as determined by counsel for us pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected holders. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make this prospectus available to the Selling Stockholders and have informed them of the need to deliver this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of the Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Dorsey & Whitney LLP will issue an opinion regarding the legality of certain of the offered securities.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal years ended December 31, 2023 and 2022, which report is incorporated by reference in this Prospectus. We have incorporated by reference our financial statements in this Prospectus and in this Registration Statement in reliance on the report of Marcum LLP given on their authority as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting dated March 11, 2024, expresses an opinion that LifeMD, Inc. did not maintain effective internal control over financial reporting as of December 31, 2023 because of the effect of material weaknesses on the achievement of the objectives of the control criteria. The audit report identifies material weaknesses related to (i) an ineffective control environment resulting from ineffective design, implementation, and operation of controls over program change management, user access and vendor management controls, and (ii) business process controls across the entity’s financial reporting processes that were not effectively designed and implemented to properly address the risk of material misstatement.

.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the SEC at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.lifemd.com. Our website and the information contained or connected to our website is not incorporated by reference in this Prospectus, and you should not consider it part of this prospectus. Our principal executive office is located at 236 Fifth Avenue, Suite 400, New York, New York 10001, and can be reached by telephone at (866) 351-5907.

INCORPORATION BY REFERENCE

The SEC rules permit us to incorporate by reference information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus itself or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 11, 2024 (File No. 001-39785);

(2)	The Company’s definitive proxy statement filed with the SEC on April 29, 2024, as amended on May 24, 2024;

(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed on May 8, 2024;

(4)	The Company’s Current Report on Form 8-K filed on May 2, 2024; and

(5)	the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the SEC on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Corporate Secretary

236 Fifth Avenue, Suite 400

New York, New York 10001

(866) 351-5907

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$1,500
Legal fees and expenses	$15,000	*
Accounting fees and expenses	10,000	*
Total	$26,500	*

*	Estimated

Item 15. Indemnification of Directors and Officers.

Our bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each director has entered into a Director Agreement which includes indemnification provisions.

We have entered into indemnification agreements with each of our directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our bylaws. Each indemnification agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits or proceedings arising from their service, to the maximum extent permitted by applicable law.

Our amended certificate of incorporation provides that, to the maximum extent permitted by the DGCL, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits.

(a) Exhibits

Exhibit No.	Exhibit Description
4.1	Certificate of Incorporation, As Amended
4.2	Bylaws of Immudyne, Inc. effective April 9, 2018
4.3	Form of Convertible Note.
4.4	Form of Warrant.
4.5	Form of Convertible Redeemable Promissory Note
4.6	Form of PA Warrant
4.7	Form of Debenture
4.8	Form of Warrant

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4.9	Form of Senior Indenture
4.10	Form of Subordinated Indenture
4.11*	Stock Purchase Agreement between LifeMD, Inc. and Jason Pharmaceuticals, Inc., dated December 11, 2023
4.12*	Registration Rights Agreement between LifeMD, Inc. and Jason Pharmaceuticals, Inc., dated December 11, 2023
5.1*	Opinion of Dorsey & Whitney LLP
23.1 *	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1 hereto)
23.2*	Consent of Marcum LLP, independent registered public accounting firm of LifeMD, Inc.
24.1 *	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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	(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 30, 2024.

LifeMD, Inc.

By:	/s/ Justin Schreiber
Name:	Justin Schreiber
Title:	Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Justin Schreiber, Marc Benathen and Eric Yecies as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file all amendments (including, without limitation, post- effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Justin Schreiber	Chief Executive Officer and Director	May 30, 2024
Justin Schreiber	(Principal Executive Officer)

/s/ Marc Benathen	Chief Financial Officer	May 30, 2024
Marc Benathen	(Principal Financial Officer)

/s/ Maria Stan	Chief Accounting Officer and Controller	May 30, 2024
Maria Stan	(Principal Accounting Officer)

/s/ Naveen Bhatia	Director	May 30, 2024
Naveen Bhatia

/s/ John R. Strawn, Jr.	Director	May 30, 2024
John R. Strawn, Jr.

/s/ Roberto Simon	Director	May 30, 2024
Roberto Simon

/s/ Joseph DiTrolio	Director	May 30, 2024
Joseph DiTrolio

/s/ Robert Jindal	Director	May 30, 2024
Robert Jindal

/s/ Joan LaRovere	Director	May 30, 2024
Joan LaRovere

/s/ William J. Febbo	Director	May 30, 2024
William J. Febbo

/s/ Calum MacRae	Director	May 30, 2024
Calum MacRae

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